Exhibit 99.1

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Financial Statements

September 30, 2012 and 2011

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

Homeward Residential Holdings, Inc. and subsidiaries:

We have audited the accompanying consolidated balance sheets of Homeward Residential Holdings, Inc. and subsidiaries (the Company) as of September 30, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity and other comprehensive income, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Homeward Residential Holdings, Inc. and subsidiaries as of September 30, 2012 and 2011, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
December 21, 2012

1

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
September 30, 2012 and 2011
(Amounts in thousands, except share data)

	2012	2011
Assets:
Cash and cash equivalents	$84,589	95,329
Cash and cash equivalents – restricted	99,738	101,167
Servicing fees and income receivable, net	160,666	155,143
Servicing advances and related assets, net	2,214,034	2,681,611
Deferred tax asset	21,270	29,707
Income tax receivable	—	887
Goodwill	1,375	1,375
Prepaid expenses and other assets, net	85,028	36,021
Mortgage loans held for sale, net	547,631	—
Property and equipment, net	34,477	30,670
Mortgage servicing rights (MSRs):
Amortized cost, net	166,662	187,883
Measured at fair value	66,360	4,331
Total assets	$3,481,830	3,324,124
Liabilities and stockholders’ equity:
Accounts payable and other liabilities	$164,810	97,143
Short-term debt	2,128,352	1,111,648
Income tax payable	2,245	—
Deferred revenue	8,459	10,490
Long-term debt	661,891	1,199,370
Total liabilities	2,965,757	2,418,651
Commitments and contingencies (note 14)
Stockholders’ equity:
Common stock; $0.0001 par value per share. Authorized 1,000,000 shares; 372,770 shares issued and outstanding as of September 30, 2012 and 372,762 shares issued and outstanding as of September 30, 2011	—	—
Series A preferred stock; $0.0001 par value per share. Authorized 381,900 shares as of September 30, 2012 and 799,400 shares as of September 30, 2011; 141,385 shares issued and outstanding as of September 30, 2012 and 558,885 shares issued and outstanding as of September 30, 2011	160,970	578,470
Additional paid-in capital	328,962	327,447
Retained earnings	26,798	—
Accumulated other comprehensive loss	(657)	(444)
Total stockholders’ equity	516,073	905,473
Total liabilities and stockholders’ equity	$3,481,830	3,324,124

See accompanying notes to consolidated financial statements.

2

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended September 30, 2012 and 2011
(Amounts in thousands)

	2012	2011
Revenues:
Servicing income	$348,024	387,016
Amortization of MSRs	(47,971)	(60,014)
Change in valuation allowance for amortized MSRs	3,369	2,022
Change in value of MSRs at fair value	(19,252)	(240)
Net derivative gain related to MSRs	10,165	—
Ancillary servicing income	77,189	86,558
Lending fees	6,085	—
Gain on mortgage loans, net	15,869	—
Other revenues	100,499	119,487
Total revenues, net	493,977	534,829
Operating expenses:
Compensation and benefits	159,539	157,892
General servicing expenses	89,653	101,868
General origination expenses	8,019	—
Technology and communications	15,969	17,598
Professional services	10,835	11,886
Occupancy and equipment	25,026	23,462
Depreciation	12,067	9,926
Other operating expenses	7,408	7,911
Total operating expenses	328,516	330,543
Income from operations	165,461	204,286
Other income (expense):
Interest income	16,629	3,663
Interest expense	(106,428)	(109,376)
Other income	7,032	7,817
Total other expense	(82,767)	(97,896)
Income before income taxes	82,694	106,390
Income tax expense	30,146	37,405
Net income	$52,548	68,985

See accompanying notes to consolidated financial statements.

3

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders’ Equity and Other Comprehensive Income
Years ended September 30, 2012 and 2011
(Amounts in thousands, except share amounts)

		Series A				Accumulated
	Common	preferred	Additional			other
	stock,	stock,	paid-in	Shareholder	Retained	comprehensive
	$0.0001 par	$0.0001 par	capital	receivable	earnings	loss	Total
Balance at September 30, 2010	$—	578,470	385,451	(493)	131,697	(252)	1,094,873
Share-based compensation	—	—	137	—	—	—	137
Repurchase of common stock	—	—	(91)	—	—	—	(91)
Common stock dividends paid	—	—	(58,050)	354	(167,149)	—	(224,845)
Preferred stock dividends paid	—	—	—	139	(33,533)	—	(33,394)
Net income	—	—	—	—	68,985	—	68,985
Other comprehensive loss:
Change in unrealized currency translation loss, net of $84 deferred tax benefit	—	—	—	—	—	(192)	(192)
Total comprehensive income							68,793
Balance at September 30, 2011	—	578,470	327,447	—	—	(444)	905,473
Share-based compensation	—	—	1,536	—	—	—	1,536
Repurchase of preferred stock	—	(417,500)	—	—	—	—	(417,500)
Repurchase of common stock	—	—	(21)	—	—	—	(21)
Preferred stock dividends paid	—	—	—	—	(25,750)	—	(25,750)
Net income	—	—	—	—	52,548	—	52,548
Other comprehensive income:
Change in unrealized currency translation loss, net of $160 deferred tax benefit	—	—	—	—	—	(213)	(213)
Total comprehensive income							52,335
Balance at September 30, 2012	$—	160,970	328,962	—	26,798	(657)	516,073

See accompanying notes to consolidated financial statements.

4

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended September 30, 2012 and 2011
(Amounts in thousands)

	2012	2011
Cash flows from operating activities:
Net income	$52,548	68,985
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and valuation allowance of MSRs	44,602	57,992
Change in fair value of MSRs and related derivatives	9,087	240
Capitalization of originated mortgage servicing rights	(59,940)	—
Net gain on interest rate lock commitments, mortgage loans held for sale, and related derivatives	(183,146)	—
Depreciation and amortization	25,254	35,639
Provision for servicing loss	51,949	37,706
Change in value of amortizing interest rate cap	1,453	4,927
Realized gain on MSR derivatives	1,762	—
Equity in earnings from unconsolidated entities	(6,425)	(6,021)
Receipt of earnings from unconsolidated entities	5,926	—
Receipt of leasehold improvements allowance	1,101	—
Accretion income	(59)	(185)
Repurchases of loans held for sale, net	(3,316)	(8,793)
Origination and purchase of mortgage loans held for sale	(5,463,501)	—
Proceeds on sale and payments from mortgage loans held for sale	5,099,311	—
Share-based compensation	2,574	137
Changes in assets and liabilities:
Servicing fees and income receivable	(9,289)	(3,077)
Prepaid expenses and other assets	(3,116)	38,327
Accounts payable and other accrued liabilities	20,805	(26,007)
Servicing advances and related assets, net	462,811	327,306
Net cash provided by operating activities	50,391	527,176
Cash flows from investing activities:
Purchases of property and equipment	(14,494)	(13,541)
Acquisitions of MSRs	(24,706)	(4,571)
Sales of MSRs	3,453	270
Acquisition – MSRs and servicing advances	(35,798)	—
Acquisition – Cooper River, net of cash and cash equivalents	—	(609)
Return of investment in unconsolidated entity	297	124
Decrease in restricted cash	1,429	19,867
Net cash (used in) provided by investing activities	(69,819)	1,540
Cash flows from financing activities:
Borrowings of short-term debt	8,659,425	4,078,991
Paydowns of short-term debt	(7,642,950)	(4,008,947)
Borrowings from long-term debt	2,829,416	2,190,740
Paydowns of long-term debt	(3,367,302)	(2,462,768)
Settlement of contingent consideration	(725)	—
Debt facility structuring fees	(25,165)	(24,651)
Purchase and sale of interest rate caps	(527)	(2,130)
Common stock dividends paid	—	(224,845)
Preferred stock dividends paid	(25,750)	(33,343)
Repurchases of common stock	(21)	(91)
Repurchases of preferred stock	(417,500)	—
Net cash provided by (used in) financing activities	8,901	(487,044)
Effect of exchange rate changes	(213)	(192)
Net (decrease) increase in cash	(10,740)	41,480
Cash at beginning of year	95,329	53,849
Cash at end of year	$84,589	95,329

See accompanying notes to consolidated financial statements.

5

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(1)	Organization and Business Overview

Homeward Residential Holdings, Inc. (Homeward) was incorporated in Delaware on March 22, 2011, and serves as the holding company for Homeward Residential, Inc. (ServicingCo). ServicingCo, a Delaware corporation, engages primarily in servicing residential mortgage loans for investors, the majority of which are nonprime mortgage loans. Homeward and ServicingCo were formerly known as AHMSI Holdings, Inc. and American Home Mortgage Servicing, Inc., respectively, and changed their legal name effective May 29, 2012.

On April 12, 2011, ServicingCo effected a reorganization through a merger transaction resulting in the placement of a holding company, Homeward, between ServicingCo and its stockholders. Certain private equity funds that are ultimately controlled by WL Ross & Co. LLC (collectively, the Parent) owned substantially all of the outstanding shares of stock of Homeward as of September 30, 2012 and 2011. The Parent owned substantially all of the outstanding shares of stock of ServicingCo prior to the reorganization.

At September 30, 2012, ServicingCo owned all of the outstanding stock of its primary operating subsidiaries: Cooper River Financial, LLC (Cooper River), Power REO Management Services, Inc. (Power REO), Power Valuation Services Inc. (Power Valuations), Power Default Services, Inc. (Default Services), Homeward Residential Corporation India Private Limited (AHIPL), Beltline Road Insurance Agency, Inc. (Insurance Agency), American Home Mortgage Lending Solutions, Inc. (ALSI), and MSR Holdings, Inc. (MSR Holdings). ServicingCo has three operating locations in the United States (Coppell, Texas; Addison, Texas; and Jacksonville, Florida); and back office support operations in Pune, India.

Homeward, ServicingCo and the operating subsidiaries of ServicingCo are collectively referred to as “the Company.” The prior activities of ServicingCo are included in the consolidated financial statements of the Company as the reorganization activities are between entities under common control. Presentation of the financial results of the Company and the accompanying notes are related to the years ended September 30, 2012 and 2011.

(2)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

These consolidated financial statements include the accounts of Homeward and its wholly owned subsidiaries and those variable interest entities (VIEs) where Homeward’s wholly owned subsidiaries are the primary beneficiaries. The Company applies the equity method of accounting to investments when the entity is not a variable interest entity, the Company owns less than 50% of the voting interest, or the Company is able to exercise significant influence, but not control, over the policies and procedures of the entity. The Company has eliminated intercompany accounts and transactions in consolidation.

Variable Interest Entities

On October 1, 2010, the Company adopted Accounting Standards Update (ASU) 2009-16 (Accounting Standards Codification (ASC) 860, Transfers and Servicing): Accounting for Transfers of Financial Assets and ASU 2009-17, (ASC 810, Consolidations): Improvements to Financial Reporting by Enterprises Involved with Variable Entities. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements as the Company is not a transferor with respect to the loans serviced on behalf of others, and the Company currently treats servicing advances, which secure the servicing advance facilities (SAFs) as secured borrowings as the Company retains control over the collateral securing the borrowings.

(Continued)

6

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

The Company evaluates each special purpose entity (SPE) for classification as a VIE. When a SPE meets the definition of a VIE and the Company determines that Homeward is the primary beneficiary, the Company includes the assets and liabilities of the SPE in the consolidated financial statements.

The Company has determined that the SPEs created in connection with its SAFs are VIEs of which the Company is the primary beneficiary. The assets and liabilities of those SPEs are included in the consolidated financial statements.

Servicer Advance Facilities

SAF advances result from the Company’s transfer of residential loan servicing advances to SPEs in exchange for cash. The SPEs issue debt supported by collections on the transferred advances. The Company made these transfers under the terms of servicer advance facility agreements. These transfers do not qualify for sales accounting because the Company retains control over the transferred assets. As a result, the Company accounts for these transfers as financings and classifies the transferred advances on the consolidated balance sheets as Servicing advances and the related liabilities as either Short-term or Long-term debt (based on their scheduled maturities). Collections on the advances pledged to the SPEs are used to repay principal and interest and to pay the expenses of the SPEs. Holders of the debt issued by SPEs can look only to the assets of the SPEs themselves for satisfaction of the debt and have no recourse against Homeward.

The following table summarizes the assets and liabilities of the SPEs formed in connection with the Company’s SAFs at September 30, 2012 and 2011 (in thousands):

	2012	2011
Servicing advances	$2,225,541	1,681,680
Cash and cash equivalents – restricted	47,636	38,250
Due from affiliates (1)	32,628	2,447
Other assets	11,613	12,468
Total assets	$2,317,418	1,734,845
Short-term debt	$1,628,572	324,989
Long-term debt	369,172	1,199,370
Other liabilities	3,831	3,501
Total liabilities	$2,001,575	1,527,860

(1) Amounts are receivable/payable to Homeward and its consolidated subsidiaries and eliminated in consolidation.

(Continued)

7

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(b)	Use of Estimates

The consolidated financial statements are prepared in conformity with U.S. generally accepted accounting principles (U.S. GAAP). These principles require management to make certain estimates and assumptions, including those regarding fair value measurements, certain accruals, and the potential outcome of litigation, which may affect the amounts reported in the consolidated financial statements and the accompanying notes. These estimates and assumptions are based on management’s best estimates and judgment. As future events and their effects cannot be determined with precision, actual results could differ materially from these estimates.

(c)	Reclassifications

Certain amounts in the prior years have been reclassified to conform to the current year presentation.

(d)	Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash due from banks, and money market accounts with original maturities of three months or less.

(e)	Cash and Cash Equivalents – Restricted

Cash and cash equivalents – restricted consists primarily of SAF collected funds that are not applied to reduce the debt until the next payment date and SAF reserves for possible shortfalls in the funds available to pay interest (see note 13).

(f)	Servicing Advances and Related Assets, Net

During any period in which the borrower does not make payments, most of the servicing agreements require that the Company advance funds to meet contractual principal and interest remittance requirements for the investors, pay property taxes and insurance premiums, and process foreclosures. The Company also advances funds to maintain, repair, and market foreclosed real estate properties on behalf of investors. These advances are made pursuant to the terms of each servicing contract. Each servicing contract is associated with specific loans identified as a pool.

When an advance is made on a loan under each servicing contract, the Company is entitled to recover that advance either from the borrower, for reinstated and performing loans, or from investors, for foreclosed loans. The Company’s servicing contracts provide that the advances made under the respective agreement have priority over all other cash payments from the proceeds of the loan, and in the majority of cases, the proceeds of the pool of loans, which are the subject of that servicing contract. As a result, the Company is entitled to repayment from loan proceeds before any interest or principal is paid to the investors, and in the majority of cases, advances in excess of loan proceeds may be recovered from pool level proceeds.

The Company recognizes a provision for uncollectible advances on servicing advances taking into consideration historical loss, aging experience, and the value of the underlying loan collateral. As of September 30, 2012 and 2011, the allowance for uncollectible advances was $10.7 million and $19.0 million, respectively.

(Continued)

8

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(g)	Mortgage Servicing Rights

Mortgage servicing rights (MSRs) are an intangible asset representing the right to service a portfolio of mortgage loans. The Company obtains MSRs through asset and flow purchases, business combination transactions, and by retaining the servicing rights on originated loans sold. Purchased MSRs are initially measured at fair value. Subsequently, MSRs are carried at either fair value or the lower of amortized cost or fair value using the amortization method, based on the Company’s strategy for managing the risks of the underlying portfolios.

MSRs carried at the lower of amortized cost or fair value are amortized each month in proportion to and over the period of estimated net servicing income, and are subsequently measured for impairment based on the fair value at each quarter (see note 5). Amortization rates are adjusted prospectively each quarter to account for changes in the serviced portfolio and the projected net servicing income. Impairment is evaluated by tranche through a comparison of the carrying amount and current fair value of the MSRs, and recognized through a valuation allowance. The valuation allowance is adjusted at each reporting date and recognized as either impairment or recovery to reflect changes in the fair value. Any recoveries of impairment are only recognized to the extent of the previous impairments recognized.

MSRs carried at fair value are measured on a recurring basis and any changes in fair value are recognized in earnings in the period in which the change occurs. No amortization is recognized on MSRs carried at fair value.

(h)	Property and Equipment, Net

Property and equipment, net are carried at amortized cost and the Company depreciates them over the estimated useful lives on the straight-line method as follows:

Furniture and fixtures	5 years
Office equipment	5 years
Computer hardware and software	2 – 3 years
Leasehold improvements	Term of the lease not to exceed the useful life

Internally developed software costs are capitalized during the application development stage. The costs capitalized include the external direct costs of materials and services and direct employee costs for time spent on the project during the capitalization period. Capitalized software is evaluated for impairment quarterly or when changing circumstances indicate that amounts capitalized may be impaired. Impaired items are written down to their estimated fair values.

(i)	Goodwill

Goodwill is recorded in business combinations under the purchase method of accounting when the purchase price is greater than the fair value of the net assets acquired. The Company assesses goodwill for impairment annually on June 30th of each year. If the carrying amount of the goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized for the amount equal to the excess up to the carrying value of the goodwill. Subsequent reversals of goodwill impairment are prohibited.

(Continued)

9

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(j)	Repurchased Loans Held for Sale

The Company classifies loans repurchased under a warranty obligation assumed on one MSR acquisition as held for sale as the Company does not intend to hold-to-maturity. Repurchased loans held for sale are reported at the lower of cost or fair value. Fair value is determined based on the underlying collateral of the loan, less costs to sell, as the loans are collateral dependent. The Company accounts for the excess of cost over fair value, on an individual loan basis, as a valuation allowance with changes in the valuation allowance included in General servicing expenses in the period in which the change occurs.

(k)	Mortgage Loans Held for Sale, Net

Mortgage loans held for sale comprise mortgage loans originated or purchased and held until sold to secondary market investors, primarily to Government Sponsored Enterprises (GSEs). Mortgage loans are typically warehoused for a period after origination or purchase before sale into the secondary market. The servicing rights and servicing obligations of mortgage loans are generally retained upon sale into the secondary market. The Company has elected to carry mortgage loans held for sale at fair value in accordance with Accounting Standards Codification (ASC) 825, Financial Instruments (ASC 825). Mortgage loans held for sale are measured at fair value on a recurring basis (see note 10).

(l)	Lending Fees

Lending fees include fee income earned from borrowers when originating mortgage loans or from third-party originators when purchasing a mortgage loan.

(m)	Gain on Mortgage Loans, Net

Gain on mortgage loans, net includes realized and unrealized gains and losses on mortgage loans held for sale, as well as the changes in fair value of interest rate locks and loan-related derivatives.

Gain on mortgage loans, net consisted of the following for the year ended September 30, 2012 (in thousands):

2012
Gain on loans sold	$152,435
Capitalization of originated mortgage servicing rights on sold loans	59,940
Pair-off expense	(32,669)
Provision for repurchase reserve	(995)
Gain on fair value of interest rate lock commitments	19,226
Loss on origination hedge derivatives	(19,457)
Gain on fair value of mortgage loans held for sale	30,942
Discounts and premiums	(193,553)
Gain on mortgage loans, net	$15,869

(Continued)

10

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

Gain on loans sold represents the difference between the proceeds realized upon sale of mortgage loans held for sale and the unpaid principal balance of the mortgage loans sold. Pair-off expense represents the realized loss and fees incurred in connection with hedging mortgage loans held for sale when the Company is unable to fulfill a forward mortgage-backed securities (MBS) trade commitment. Discounts and premiums represent the net expense associated with the acquisition of the loan at either below (discount) or above (premium) par within our correspondent lending business. The discounts and premiums are recognized in earnings as incurred and not deferred, in accordance with ASC 825, as mortgage loans held for sale are carried at fair value.

There was no gain on mortgage loans for the year ended September 30, 2011 as the loan origination business had not yet commenced operations.

(n)	Derivative Instruments and Hedging Activities

Derivative instruments are used as part of the overall strategy to manage exposure to market risks primarily associated with fluctuations in interest rates. The Company accounts for derivatives and hedging activities in accordance with ASC 815, Derivatives and Hedging, which requires entities to recognize all derivative instruments as either assets or liabilities in the consolidated balance sheets at their respective fair values (see note 6). The Company’s derivative instruments are included in Prepaid expenses and other assets or Accounts payable and other liabilities and are not designated in hedging relationships. Therefore, any realized or unrealized gains or losses created by changes in fair value are recognized in the consolidated statements of operations in Interest expense, Gain on mortgage loans, net, and Net derivative gain related to MSRs.

Derivative instruments that are executed with the same counterparties are subject to master netting arrangements; however, no netting occurred for the years ended September 30, 2012 and 2011. The collateral balances related to the derivative instruments are included in Prepaid expenses and other assets, net in the consolidated financial statements.

(o)	Investments in Unconsolidated Entities

The Company accounts for investments in unconsolidated entities using the equity method. Under the equity method of accounting, investments are initially recorded at cost, and thereafter, adjusted for additional investments, distributions, and the proportionate share of earnings or losses of the investee. The Company evaluates its equity method investments for impairment when events or changes in circumstances indicate that an other-than-temporary decline in value may have occurred. The Company stops recording its share of investee losses if its share of losses reduces its investment to zero unless the Company has guaranteed the obligations of or is otherwise committed to provide further financial support to the investee. If the investee subsequently reports net income, the Company will only recognize its share of the net income after its share of net income equals the share of net losses not recognized during the periods that the recording of losses was suspended. The Company’s investment in unconsolidated entities as of September 30, 2012 consists of the following:

Powerlink	69.79%

(Continued)

11

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

For further information regarding the carrying amount of equity method investments, see note 9, “Prepaid Expenses and Other Assets, Net.”

(p)	Deferred Revenue

Deferred revenue relates to a marketing services agreement made with an insurance company and insurance commission income on lender placed hazard insurance policies. The revenue on the marketing services agreement is recognized on a straight-line basis over the life of the agreement, and the revenue on the lender placed policies is recognized on a straight-line basis over the life of the policy. As of September 30, 2012, deferred revenue of $8.5 million comprised $2.2 million related to the marketing services agreement and $6.3 million related to insurance commission income on lender placed policies. As of September 30, 2011, deferred revenue of $10.5 million comprised $3.4 million related to the marketing services agreement and $7.1 million related to insurance commission income on lender placed policies. The Company recognized income of approximately $19.3 million and $22.4 million for the years ended September 30, 2012 and 2011, respectively, included in Other revenues in the consolidated statements of operations.

(q)	Servicing and Ancillary Servicing Income

Servicing income represents revenue earned for servicing residential real estate mortgage loans owned by investors, as well as fees for subserviced and special serviced loans. Servicing income is recognized on both current and delinquent loans equal to the contractual servicing fee agreed with investors, which is generally expressed as a percentage of unpaid principal balance. Servicing fees for servicing mortgage loans are recognized when earned based on the terms of the related servicing agreements. All other fees, late charges, and other ancillary income are recognized when received.

(r)	Interest Income

Interest income is earned on principal and interest collections held in trust for various investors, tax and insurance deposits held in trust for various borrowers, mortgage loans held for sale, and the Company’s operating cash accounts. The Company is also required to pay interest on borrower escrow accounts in certain states; this interest paid to borrowers is recorded within Interest expense. For the years ended September 30, 2012 and 2011, the Company paid $1.0 million and $0.7 million, respectively, of interest on escrows to borrowers.

(s)	Other Revenues

Other revenues relate to shared commissions and other revenues on sales of real estate owned property, trustee fee income, and valuations income on broker price opinions, which are recognized in earnings when proceeds are received. In addition, Other revenues include insurance income on certain lender placed policies that is recognized on a straight-line basis over the life of the policy (see note 2(p)).

(t)	Debt Issuance Costs

Debt issuance costs are incurred upon entering into each credit facility. These costs are amortized over the terms of the related agreement. At September 30, 2012 and 2011, there was $22.0 million and $11.2 million, respectively, of unamortized issuance cost included in Prepaid expenses and other assets, net. For the years ended September 30, 2012 and 2011, the Company recognized $12.3 million and $24.3 million, respectively, of amortized issuance costs included in Interest expense.

(Continued)

12

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(u)	Income Taxes

The Company files a consolidated federal income tax return. Deferred income taxes reflect the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at year-end. Deferred taxes are recognized using the asset and liability method, whereby tax rates are applied to cumulative temporary differences based on when and how they are expected to affect cumulative temporary differences. Deferred tax assets and liabilities are adjusted for tax rate changes in effect for the year in which these temporary differences are expected to be recovered or settled. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes penalties and interest related to income tax matters in General servicing expense. The Company has no uncertain tax positions at September 30, 2012.

(v)	Foreign Currency Translation

The functional currency of the Company is the U.S. dollar. Where the functional currency is not the U.S. dollar, the Company translates assets and liabilities of foreign operations into U.S. dollars at the spot exchange rate existing at the balance sheet date, while revenues and expenses are translated at average monthly exchange rates. The resulting translation adjustments are reported as a component of Accumulated other comprehensive loss, net of income taxes in Stockholders’ equity.

(w)	Stock-Based Compensation

The Company measures the cost of employee services received in exchange for an award of equity instruments. The grant-date fair value of the award is performed contemporaneously with the grant of the award by a third-party valuation firm. The value of the portion of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period. The Company estimates forfeitures at the time of grant and revises, if necessary, in subsequent periods if actual forfeitures differ materially from those estimates.

(x)	New Accounting Standards

Recently Adopted Accounting Standards

ASU 2011-04 (ASC 820, Fair Value Measurement): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. The amendments in this ASU explain how to measure fair value. They do not require additional fair value measurements and are not intended to establish valuation standards or affect valuation practices outside of financial reporting. The amendments clarify Financial Accounting Standards Board’s (FASB’s) intent about the application of existing fair value measurement and disclosure requirements and prescribe certain additional disclosures about fair value measurements. The provisions of this ASU are effective for annual periods beginning after December 15, 2011, with early adoption permitted. The Company adopted this standard for the year ended September 30, 2012. The adoption of ASU 2011-04 enhanced the disclosure requirements but did not have a material impact on the Company’s consolidated financial statements.

(Continued)

13

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

ASU 2011-03 (ASC 860, Transfers and Servicing): Reconsideration of Effective Control for Repurchase Agreements. The amendments in this ASU remove from the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee. The FASB concluded that the criterion is not a determining factor of effective control. Additionally, the amendments in this update eliminate the requirement to demonstrate that the transferor possesses adequate collateral to fund substantially all the cost of purchasing replacement financial assets. The provisions of this ASU are effective for annual periods beginning after December 15, 2011. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

ASU 2011-08 (ASC 350, Intangibles – Goodwill and Other): Testing Goodwill for Impairment. With this ASU, the FASB has taken action to reduce the cost and complexity of the annual goodwill impairment test by providing reporting entities with the option of performing a “qualitative” assessment of impairment to determine if any further quantitative testing for impairment may be necessary. An entity can choose to apply the qualitative assessment to all, some or none of its reporting units. The ASU is effective for reporting periods beginning after December 15, 2011. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

ASU 2011-05 (ASC 220, Comprehensive Income): Presentation of Comprehensive Income. Current U.S. GAAP allows reporting entities three alternatives for presenting other comprehensive income and its components in financial statements. One of those presentation options is to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. This ASU eliminates that option. This ASU also requires consecutive presentation of the statement of net income and other comprehensive income and requires an entity to present reclassification adjustments from other comprehensive income to net income on the face of the financial statements. ASU 2011-12, which was issued on December 23, 2011, defers the provision regarding presentation of reclassification adjustments as separate line items on the income statement out of accumulated other comprehensive income into net income as required by ASU 2011-05. However, presentation of reclassifications adjustments within other comprehensive income is still required either on the face of the statement that reports other comprehensive income or in the notes to the financial statements. The provisions of this ASU are effective for annual and interim periods beginning after December 15, 2012, with early adoption permitted. The Company does not anticipate that the adoption of this standard will have a material impact on the Company’s consolidated financial statements.

(Continued)

14

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

ASU 2011-11 (ASC 210, Balance Sheet): Disclosures about Offsetting Assets and Liabilities. This update requires disclosure of both gross and net information about instruments and transactions eligible for offset in the statement of financial position or subject to an agreement similar to a master netting agreement. This includes derivatives, sale and repurchase agreements, reverse sale and repurchase agreements, and securities borrowing and lending arrangements. This ASU was issued in conjunction with the IASB’s issuance of amendments to Disclosure – Offsetting Financial Assets and Financial Liabilities (Amendments to IFRS 7). The new standards require disclosures to allow investors to better compare financial statements prepared under U.S. GAAP with financial statements prepared under IFRS. The provisions of this ASU are effective for annual periods beginning January 1, 2013, and interim periods within those annual periods, with early application permitted. Retrospective application is required. The Company’s adoption of this standard will require additional disclosure requirements for offsetting assets and liabilities, but will not have a material impact on the Company’s consolidated financial statements.

(3)	Supplemental Cash Flow Information

The following information is provided as a supplement to the consolidated statements of cash flows:

	2012	2011
Interest paid	$83,301	75,912
Taxes paid	18,417	23,701
Supplemental schedule of noncash investing activity:
Acquisition of MSRs and servicing advances	3,500	—

Additionally, see note 12 regarding net assets acquired.

(4)	Loan Servicing

The Company’s mortgage servicing activities include the collection of loan and escrow payments from individual mortgagors, the deposit of these collections into restricted custodial accounts, the remittance of principal and interest to external investors and payment of property taxes and insurance premiums.

At September 30, 2012 and 2011, the Company’s portfolio of residential mortgage loans serviced comprises the following of unpaid principal balance (UPB) (in thousands):

	2012	2011
Servicing	$70,584,527	69,027,422
Subservicing	5,937,984	1,760,875
Special servicing	562,332	763,809
Total residential mortgage loans serviced	$77,084,843	71,552,106

(Continued)

15

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

At September 30, 2012 and 2011, the Company held and managed cash for the benefit of investors and mortgagors in custodial bank accounts of approximately $1.0 billion and $631.0 million, respectively. This amount is not included in the accompanying consolidated financial statements as these accounts are held for the benefit of the investors.

Ancillary servicing income consisted of the following for the years ended September 30, 2012 and 2011 (in thousands):

	2012	2011
Home Affordable Modification Program (HAMP) fees	$31,287	33,685
Late charges	28,217	32,113
Payment processing fees	9,232	10,298
Modification fees	3,672	6,087
Other ancillary servicing income	4,781	4,375
Total ancillary servicing income	$77,189	86,558

Other revenues consisted of the following for the years ended September 30, 2012 and 2011 (in thousands):

	2012	2011
Valuations income	$39,294	47,913
Real estate owned commission and other income	30,514	34,488
Insurance income	19,266	22,385
Trustee fee income	7,161	9,604
Accretion income	59	185
Compensating interest	(1,352)	(1,617)
Other revenues	5,557	6,529
Total other revenues	$100,499	119,487

(Continued)

16

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

General servicing expense consisted of the following for the years ended September 30, 2012 and 2011 (in thousands):

	2012	2011
Valuation expenses	$24,766	33,958
Provision for losses	27,670	23,809
Outsourced services	9,362	12,465
Billing statements and correspondence	6,007	6,038
Consulting expense	7,109	5,910
Bank charges	3,471	3,584
Temporary help	2,871	2,841
Modification vendor fees	299	4,327
Other general servicing expenses	8,098	8,936
Total general servicing expenses	$89,653	101,868

(5)	Mortgage Servicing Rights

MSRs are carried at either fair value (Fair Value MSRs) or the lower of amortized cost or fair value using the amortization method (Amortized Cost MSRs), based on the strategies for managing the risks of the underlying portfolios. The Amortized Cost MSR portfolio comprises predominantly nonprime mortgage loans, acquired through business combinations or portfolio asset purchases. The Fair Value MSR portfolio comprises prime mortgage loans, acquired through either asset or flow purchases and by retaining the rights to service loans from the sale of a loan to a GSE. Amortized Cost MSRs are subject to fair value measurements on a nonrecurring basis. Fair Value MSRs are subject to fair value measurements on a recurring basis.

The determination of fair value of MSRs requires management judgment because they are not actively traded. The determination of fair value for MSRs requires valuation processes that combine the use of discounted cash flow models and analysis of current market data to arrive at an estimate of fair value. The cash flow and prepayment assumptions used in the Company’s discounted cash flow models are based on empirical data drawn from the historical performance of the Company’s MSRs adjusted to reflect current market conditions, which the Company believes, are consistent with assumptions used by market participants valuing similar MSRs. The key assumptions used in the valuation of MSRs include mortgage prepayment rates, discount rates, servicing advances, custodial accounts, and delinquency and default rates. These variables can, and generally will, change from year to year as portfolio characteristics, market conditions, and interest rates change.

Mortgage Servicing Rights – Amortization Method

For the purpose of measuring impairment of Amortized Cost MSRs, the Company stratifies the MSRs into the following risk strata:

•	Agency Fixed Rate

•	Agency ARMs

(Continued)

17

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

•	Non-Agency Fixed Rate

•	Non-Agency ARMs

•	Non-Agency Pay Option ARMs

Agency loans serviced represent loans pooled in securities backed by either the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation (FHLMC).

Impairment is assessed based on the fair value of each risk stratum. Each stratum was established based on the predominant risk characteristics of the underlying loans within each stratum.

The following table summarizes the activity in the Company’s Amortized Cost MSRs for the years ended September 30, 2012 and 2011 (in thousands):

	2012	2011
Carrying amount, beginning of period	$208,196	268,480
Additions:
Purchases of servicing assets	23,469	—
Subtractions:
Amortization of MSRs	(47,971)	(60,014)
Servicing transfers and adjustments	(88)	(270)
Carrying amount before valuation allowance	183,606	208,196
Valuation allowance:
Balance, beginning of year	(20,313)	(22,335)
Recovery, net	3,369	2,022
Balance, end of period	(16,944)	(20,313)
Carrying amount, end of period	$166,662	187,883
Fair value of amortized MSRs, end of period	$271,497	287,421

The Company established a valuation allowance for impairment on certain strata of the MSRs, as the fair value of the strata that are considered in the impairment analysis fell below the amortized cost of those certain strata within the MSRs. For the years ended September 30, 2012 and 2011, the Company recognized an impairment recovery of approximately $3.4 million and $2.0 million, respectively.

(Continued)

18

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

The estimated amortization expense for MSRs carried at the lower of amortized cost or fair value using the amortization method is projected as follows over the next five years (in thousands):

Year ending September 30:
2013	$35,360
2014	29,524
2015	26,095
2016	21,153
2017	18,774

We assess the market risk of Amortized Cost MSRs based on changes in certain market and portfolio based assumptions utilizing a sensitivity analysis. The sensitivity analysis measures the potential impact on fair values based on hypothetical changes (increases and decreases) in these market and portfolio assumptions.

We utilize a discounted cash flow model to determine the fair value of the Amortized Cost MSRs and the impact on fair value from stressing certain market and portfolio assumptions. The Amortized Cost MSR portfolio prepayments are primarily comprised of involuntary prepayments, driven by delinquency and the resulting loss mitigation efforts; whereas voluntary prepayments have historically been low across this portfolio. We consider prepayment risk (voluntary and involuntary), delinquency rates, discount rates and the costs incurred to finance advance balances, partially offset by interest income earned on float balances.

At September 30, 2012, the key assumptions used to determine fair value of the Amortized Cost MSRs were as follows:

Weighted average constant prepayment rate (voluntary and involuntary)	21.21%
Weighted average discount rate	22.06%
Weighted average delinquency and default rate	37.33%
Interest rate on servicing advances and custodial accounts:
Servicing advances	4.24%
Custodial accounts	1.24%

The following table summarizes the estimated change in the fair value of the Amortized Cost MSRs as of September 30, 2012 given hypothetical instantaneous parallel shifts in the yield curve (in thousands):

	Adverse change in fair value
	10%	20%
Weighted average prepayment speeds	$(8,155)	(15,997)
Weighted average discount rate	(13,701)	(26,202)
Weighted average delinquency rate	(8,391)	(16,668)
	25 bps	50 bps
Interest rate on servicing advances and custodial accounts	(7,868)	(15,737)

(Continued)

19

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

Mortgage Servicing Rights – Fair Value Method

We utilize an option-adjusted spread model to determine the fair value of the Fair Value MSRs and the impact of parallel interest rate shifts on fair value. The primary assumptions in this model are prepayment speeds and option-adjusted spread (discount rate).

The following table summarizes the activity in the Company’s Fair Value MSRs for the years ended September 30, 2012 and 2011 (in thousands):

	2012	2011
Fair value, beginning of year	$4,331	—
Purchases of servicing assets	24,706	4,571
Servicing resulting from transfers of financial assets	59,940	—
Sales of servicing assets	(3,365)	—
Changes in fair value:
Due to changes in valuation inputs or assumptions	(4,468)	—
Realization of cash flows and other changes	(14,784)	(240)
Fair value, end of year	$66,360	4,331

At September 30, 2012, the key assumptions used to determine fair value of the Fair Value MSRs were as follows:

Weighted average constant prepayment rate (voluntary and involuntary)	17.0%
Discount rate (Option-Adjusted Spread) (in basis points) (1)	821

(1)	The discount rate is 1 month LIBOR plus 800 basis points.

The following table summarizes the estimated change in the fair value of the Fair Value MSRs and related derivatives as of September 30, 2012 given hypothetical instantaneous parallel shifts in the yield curve (in thousands):

	Adverse change in fair value
	10%	20%
Weighted average prepayment speeds	$(5,519)	(10,524)
	100 bps	200 bps
Discount rate (Option-Adjusted Spread)	$(3,233)	(6,200)

(Continued)

20

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(6)	Derivative Instruments and Hedging Activities

The Company’s principal market exposure is to interest rate risk, specifically long-term U.S. Treasury and mortgage interest rates due to their impact on mortgage-related assets and commitments. We use derivative financial instruments to economically hedge our derivative loan commitments, loans held for sale and our MSRs measured at fair value. The Company did not have any derivative instruments designated as hedging instruments during the years ended September 30, 2012 and 2011.

The Company accounts for derivatives and hedging activities in accordance with ASC 815, Derivatives and Hedging, which requires entities to recognize all derivative instruments as either assets or liabilities in the consolidated balance sheets at their respective fair values. The Company’s derivative instruments are included in Prepaid expenses and other assets, net or Accounts payable and other liabilities, and are not designated in hedging relationships. Therefore, any realized or unrealized gains or losses created by changes in fair value are recognized in the consolidated statements of operations in Interest expense, Gain on mortgage loans, net or Net derivative gain related to MSRs.

Interest rate lock commitments (IRLCs) represent an agreement to purchase loans from a third-party originator or an agreement to extend credit to a mortgage applicant, whereby the interest rate is set prior to funding. The loan commitment binds the Company (subject to the loan approval process) to fund the loan at the specified rate, regardless of whether interest rates have changed between the commitment date and the loan funding date. As such, outstanding IRLCs are subject to interest rate risk and related price risk during the period from the date of the commitment through the loan funding date or expiration date. The borrower is not obligated to obtain the loan, thus the Company is subject to fallout risk related to IRLCs, which is realized if approved borrowers choose not to close on the loans within the terms of the IRLCs. Our interest rate exposure on these derivative loan commitments is hedged with freestanding derivatives such as forward contracts. We enter into forward contracts with respect to fixed rate loan commitments. See note 18, “Fair Value Measurements” for further discussion regarding IRLCs.

The Company is subject to interest rate and price risk on mortgage loans held for sale from the loan funding date until the date the loan is sold into the secondary market. Generally, the fair value of a loan will decline in value when interest rates increase and will rise in value when interest rates decrease. To mitigate this risk, the Company enters into forward trades to provide an economic hedge against those changes in fair value on mortgage loans held for sale. Forward trades are primarily used to fix the forward sales price that will be realized upon the sale of mortgage loans into the secondary market. See note 18, “Fair Value Measurements” for additional information regarding mortgage loans and related forward contracts.

The Fair Value MSRs are subject to substantial interest rate risk as the mortgage notes underlying the servicing rights permit the borrowers to prepay the loans. Therefore, the value of the Fair Value MSRs generally tends to diminish in periods of declining interest rates (as prepayments increase) and increase in periods of rising interest rates (as prepayments decrease). Although the level of interest rates is a key driver of prepayment activity, there are other factors that influence prepayments, including home prices, underwriting standards and product characteristics. The amount and composition of derivatives used to economically hedge the Fair Value MSRs, if any, will depend on the exposure to loss of value on the MSRs, the expected cost of the derivatives, expected liquidity needs, and the expected increase to earnings generated by the origination of new loans resulting from the decline in interest rates.

(Continued)

21

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

The Company enters into economic hedges including interest rate swaps, U.S. Treasury futures and forward contracts to minimize the effects of loss in value of the fair value MSRs associated with increased prepayment activity that generally results from declining interest rates. Interest rate swap agreements generally require us to pay a variable interest rate based on LIBOR and receive a fixed rate. Futures contracts are exchange-traded contracts where two parties agree to purchase and sell a specific quantity of a financial instrument at a specific price, with delivery or settlement at a specified date. Forward contracts are over-the-counter contracts where two parties agree to purchase and sell a specific quantity of financial instruments at a specified price, with delivery and settlement at a specified date.

Interest rate caps were purchased to minimize future interest rate exposure from increases in one-month LIBOR interest rates. At September 30, 2012, the interest rate caps outstanding relate to the AH Mortgage Servicer Advance Revolving Trust 1 (2011-SART1), AH Servicer Advance Revolving Trust 2 (2011-SART2), and AH Servicer Advance Revolving Trust 3 (2012-SART3), as required by the respective funding arrangements, and are recorded at fair value with any subsequent changes in fair value recognized through earnings within Interest expense. At September 30, 2011, the interest rate caps outstanding relate to the 2011-SART1 and the 2011-SART2.

The following table provides the outstanding notional balances and fair values of outstanding positions for the dates indicated, and recorded gains and losses during the periods indicated (in thousands):

	Expiration dates	Outstanding notional	Fair value	Recorded gains (losses)	Income statement caption
Year ended September 30, 2012:
Prepaid expenses and other assets, net:
Interest rate cap	2015 – 2016	$1,025,000	225	(1,453)	Interest expense
IRLC’s	2012	1,024,813	19,226	19,226	Gain on mortgage loans, net
Interest rate swaps	2014 – 2032	307,500	5,756	7,423	Net derivative gain related to MSRs
U.S. Treasury futures	2012	134,000	493	95	Net derivative gain related to MSRs
Forward MBS trades	2012	40,000	1,236	2,647	Net derivative gain related to MSRs
Accounts payable and other liabilities:
Forward MBS trades	2012	1,558,136	19,457	(19,457)	Gain on mortgage loans, net

Year ended September 30, 2011:
Prepaid expenses and other assets, net:
Interest rate cap	2015 – 2016	750,000	1,151	(4,927)	Interest expense

For the years ended September 30, 2012 and 2011, we had approximately $16.8 million and $0 million, respectively, of cash receivables related to collateral with derivative counterparties.

(Continued)

22

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(7)	Servicing Fees and Income Receivable, Net

Servicing fees and income receivable, net consisted of the following at September 30, 2012 and 2011 (in thousands):

	2012	2011
Servicing fees	$162,547	159,322
Allowance for servicing fees	(4,505)	(5,543)
Advisory fees – affiliate	—	167
Advisory fees	1,295	—
HAMP fees	522	728
Other income	807	469
Servicing fees and income receivable, net	$160,666	155,143

(8)	Property and Equipment, Net

Property and equipment, net consisted of the following as of September 30, 2012 and 2011 (in thousands):

	2012	2011
Leasehold improvements	$11,744	11,346
Software and hardware	29,601	29,746
Furniture and office equipment	24,535	16,058
	65,880	57,150
Accumulated depreciation	(31,403)	(26,480)
Property and equipment, net	$34,477	30,670

(9)	Prepaid Expenses and Other Assets, Net

Prepaid expenses and other assets, net consisted of the following as of September 30, 2012 and 2011 (in thousands):

	2012	2011
Derivative instruments	$26,936	1,151
Debt issuance costs	22,682	11,170
Due from broker	16,819	—
Prepaid expenses and other	7,993	9,078
Investments in unconsolidated entities	5,902	5,700
Repurchased loans held for sale, net	2,923	5,342
Other receivables	1,773	3,580
Prepaid expenses and other assets, net	$85,028	36,021

(Continued)

23

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(a)	Repurchased Loans Held for Sale, Net

Repurchased loans held for sale, net consists of repurchased residential loans where the Company assumed the warranties and obligations for the underlying loans that comprise a portfolio of acquired MSRs (see note 14). Repurchased loans held for sale, net are summarized as follows at September 30, 2012 and 2011 (in thousands):

	2012	2011
Outstanding UPB	$8,576	15,140
Allowance for market valuation	(5,653)	(9,798)
Repurchased loans held for sale, net	$2,923	5,342

(b)	Interest Rate Caps

The following tables present the details of the interest rate caps (which are not designated in hedging relationships) as of September 30, 2012 and 2011 (in thousands):

		Initial notional
		balance	Fair value
SAF	Maturity	2012	2012
2011 – SART1	May 10, 2016	$600,000	$181
2011 – SART2	February 15, 2015	150,000	14
2012 – SART3	August 13, 2015	275,000	30
			$225

		Initial notional
		balance	Fair value
SAF	Maturity	2011	2011
2011 – SART1	May 10, 2016	$600,000	1,045
2011 – SART2	February 15, 2015	150,000	106
			$1,151

Net unrealized losses included in Interest expense on the consolidated statements of operations were $1.5 million and $4.9 million for the years ended September 30, 2012 and 2011, respectively. Under the terms of these caps, the Company would receive payments when one-month LIBOR is greater than 5.0% for 2011-SART1 SAF and 4.5% for 2011-SART2 and 2012-SART3 SAFs. To date, the Company has not received any payments related to these caps. See note 6 for additional information on interest rate caps.

(Continued)

24

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(c)	Other Receivables

Other receivables represent amounts earned that do not relate to servicing advances or the core operations of the business and primarily consist of amounts due from FNMA for loans subject to redelivery.

(10)	Mortgage Loans Held for Sale, Net

Mortgage loans held for sale (MLHS), net represent mortgage loans originated or purchased by the Company and held until sold to secondary market investors, such as GSEs or other third party investors.

The Company elected to measure MLHS at fair value, which is intended to better reflect the underlying economics of our business. The Company estimates fair value by evaluating a variety of market indicators, including recent trades and outstanding commitments (see note 18 – Fair Value Measurements).

Mortgage loans held for sale, net as of September 30, 2012 consist of the following (in thousands):

2012
Mortgage loans held for sale – unpaid principal balance	$516,689
Mark-to-market adjustment	30,942
Mortgage loans held for sale, net	$547,631

A reconciliation of the changes in mortgage loans held for sale to the amounts presented in the consolidated statements of cash flows for the year ended September 30, 2012 is presented in the following table (in thousands):

2012
Mortgage loans held for sale – unpaid principal balance – beginning balance	$—
Origination and purchase of mortgage loans held for sale	5,463,500
Proceeds on sale and payments from mortgage loans held for sale	(5,099,311)
Gain on loans sold	152,435
Other	65
Mortgage loans held for sale – unpaid principal balance – ending balance	$516,689

(Continued)

25

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(11)	Servicing Advances and Related Assets, Net

At September 30, 2012 and 2011, advances, representing principal, interest and other servicing payments made to investors and third parties on mortgage loans serviced on behalf of these investors, as described in more information in note 2(f) Summary of Significant Accounting Policies, consisted of the following (in thousands):

	2012	2011
Principal and interest	$1,173,006	1,426,648
Taxes and insurance	802,532	835,067
Default and other advances	249,161	438,906
Allowance	(10,665)	(19,010)
Servicing advances and related assets, net	$2,214,034	2,681,611

(12)	Acquisitions

On August 15, 2012, the Company purchased $15.8 million in servicing advances and $23.5 million in MSRs from JPMorgan Chase Bank, N.A. The servicing advances were financed through a $25.0 million servicing advance facility. The MSRs were financed through a $22.0 million deferred servicing fee receivable backed facility (see note 13).

On June 30, 2011, ALSI purchased Cooper River Financial, LLC for $2.1 million, comprising $1.4 million in cash paid and $0.7 million of accrued contingent consideration. The acquired net assets of $0.7 million included cash, prepaid expenses, payroll liabilities and miscellaneous deposits. As a result of the acquisition, the Company recorded $1.4 million in goodwill.

(Continued)

26

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(13)	Debt

The Company’s debt consisted of the following as of September 30, 2012 and 2011 (in thousands):

		Maturity	Interest rate	Line size	Short-term	Long-term
Borrowing type 2012	Collateral	2012	2012	2012	2012	2012
2011 – SART1 SAF				$1,375,000
Variable	Advances and Servicing		One-month
	Fees Receivable	May 10, 2013	LIBOR
			+ 300 bps		$214,794	—
Fixed	Advances and Servicing
	Fees Receivable	May 10, 2013	2.23%		325,000	—
Fixed	Advances and Servicing
	Fees Receivable	May 10, 2013	3.37% – 5.92%		525,000	—
					1,064,794	—
2011 – SART2 SAF				400,000
Variable	Advances	September 16,	One-month
		2013	LIBOR
			+ 315 bps		31,937	—
Fixed	Advances	September 16,	3.27% – 6.90%		250,000	—
		2013
					281,937	—
2012 – SART3 SAF				823,277
Variable	Advances and Servicing		One-month
	Fees Receivable	March 13,	LIBOR
		2014	+300 bps – 675 bps		—	69,902
Fixed	Advances and Servicing	March 13,
	Fees Receivable	2013	2.98%		248,998	—
Fixed	Advances and Servicing	March 13,
	Fees Receivable	2014	3.72% – 7.04%		—	299,270
					248,998	369,172

2012 – HAART SAF	Advances	September 23,	Cost of
		2013	funds rate
			+ 300 bps (1)	25,000	12,842	—
2012 – HDART SAF	Servicing Fees	December 17,	One-month
	Receivable	2012	LIBOR
			+ 450 bps	22,000	20,001	—
Seller-Financed Servicing			One-month
Agreement	N/A	N/A	LIBOR
			+ 200 bps	922	922	—
$125 Million Master	Mortgage Loans		One-month
Repurchase Agreement	Held for Sale	January 18,	LIBOR
		2013	+ 175 bps	125,000	97,180	—
Participation Agreement	Mortgage Loans	February 28,
	Held for Sale	2013	N/A	67,605	67,605	—
$250 Million Master	Mortgage Loans	February 3,	One-month
Repurchase Agreement	Held for Sale	2013	LIBOR
			+ 200 bps	250,000	163,821	—
$300 Million Master	Mortgage Loans		One-month
Repurchase Agreement	Held for Sale	July 29, 2013	LIBOR
			+ 200 bps	300,000	170,252	—
Senior Secured Term	Non-Agency MSRs,
Loan Facility	Agency MSRs,
	Advances,
	Servicing Fees Receivable,		One-month
	Residual Interest in SAFs	August 8, 2017	LIBOR (2)
			+ 675 bps	292,719	—	292,719
Senior Secured Revolving	Non-Agency MSRs,
Line of Credit Facility	Agency MSRs,
	Advances, Servicing		One-month
	Fees Receivable,		LIBOR(2)
	Residual Interest in SAFs	August 8, 2015	+ 675 bps	75,000	—	—
Total Short-term and Long-term debt				$3,756,523	$2,128,352	661,891

(1) The Cost of funds rate is equal to the daily rate for any issued commercial paper or LIBOR + 100 bps.
(2) The interest rate is based upon the greater of one-month LIBOR or 150 bps.

(Continued)

27

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

		Maturity	Interest rate	Line size	Short-term	Long-term
Borrowing Type 2011	Collateral	2011	2011	2011	2011	2011
2011 – SART1 SAF				$1,450,000
Variable	Advances and Servicing	May 10, 2013	One-month LIBOR		$—	338,635
	Fees Receivable		+ 300 bps
Fixed	Advances and Servicing
	Fees Receivable	May 10, 2012	2.63%		324,989	—
Fixed	Advances and Servicing
	Fees Receivable	May 10, 2013	3.37% - 5.92%		—	524,222
					324,989	862,857
2011 – SART2 SAF:
Variable	Advances	September 16,	One-month LIBOR
		2013	+ 315 bps	400,000	—	86,540
Fixed	Advances	September 16,
		2013	3.27% - 6.90%		—	249,973
					—	336,513
CRL SAF	Advances	February 10,	One-month
		2013	LIBOR
			+ 0 - 200 bps	1,641,073	784,868	—
Seller-Financed Servicing Agreement	N/A	N/A	One-month
			LIBOR
			+ 200 bps	1,791	1,791	—
Revolving Line of Credit	N/A	March 31,	One-week LIBOR
		2012	+ 200 bps (3)	50,000	—	—
Total short-term and long-term debt				$3,542,864	1,111,648	1,199,370

(3) The interest rate is determined by the Company from the following options: one-week LIBOR + 200 bps; federal funds rate + 300 bps; or prime rate – 25 bps.

The Company is entitled to borrow against new servicing advances and/or servicing fees receivable, subject to the maximum borrowing limit on the SAF through the maturity date. If the SAF is not replaced or renewed and extended beyond the maturity date, the Company cannot borrow against any new servicing advances, and all collections of servicing advances pledged to the SAF are subsequently required to be used to pay down the outstanding SAF principal along with the related interest, including additional interest that accrues after the end of the funding period until amortization is complete. In the event that any principal is still outstanding after the maturity date, the remaining unpaid principal balance will become due and payable from the SAF at that time, with no recourse back to the Company.

(a)	2011-SART1 SAF and 2010-ADV2 SAF

On May 11, 2011, the Company refinanced the 2010-ADV2 SAF and entered into the $1.45 billion 2011-SART1 SAF to fund primarily Option One Mortgage Corporation (OOMC) related servicing advances, with a maturity date of May 10, 2012 and May 10, 2013. On May 9, 2012, the Company refinanced the 2011-SART1 SAF Class A-1 Term note and reduced the facility to a $1.38 billion SAF, with a maturity of May 10, 2013.

Interest paid for the 2011-SART1 for the year ended September 30, 2012 was $42.3 million and interest paid for the 2010-ADV2 SAF and 2011-SART1 SAF for the year ended September 30, 2011 was $50.1 million.

The 2011-SART1 SAF is subject to various triggers, events, or occurrences that could result in early termination. Additionally, the Company is required to maintain a reserve account in accordance with the SAF agreement. At September 30, 2012 and 2011, the reserve account was $24.9 million and $30.0 million, respectively, which is included in Cash and cash equivalents – restricted. Cash collections related to the servicing advance facility but not yet applied as of September 30, 2012 and 2011 were $3.1 million and $28.5 million, respectively, which are included in Cash and cash equivalents – restricted.

(Continued)

28

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(b)	2011-SART2 SAF and 2010-ADV1 SAF

On September 1, 2011, the Company refinanced the 2010-ADV1 SAF and entered into a $400 million SAF to fund primarily American Home Mortgage (AHM) related servicing advances (2011-SART2 SAF).

Interest paid for the 2011-SART2 SAF for the year ended September 30, 2012 was $15.4 million and interest paid for the 2010-ADV1 SAF and 2011-SART2 SAF for the year ended September 30, 2011 was $16.3 million.

The 2011-SART2 SAF is subject to various triggers, events, or occurrences that could result in early termination. Additionally, the Company is required to maintain a reserve account in accordance with the SAF agreement. At September 30, 2012 and 2011, the reserve account was $6.2 million and $8.3 million, respectively, which is included in Cash and cash equivalents – restricted. Cash collections related to the servicing advance facility but not yet applied as of September 30, 2012 and 2011 were $2.1 million and $8.0 million, respectively, which are included in Cash and cash equivalents – restricted.

(c)	2012-SART3 SAF and CRL SAF

On January 27, 2012, the Company repaid the facility that financed the acquired Citi Residential Lending (CRL) portfolio and entered into an $823 million SAF to fund CRL related servicing advances (2012-SART3 SAF).

Interest paid for the CRL SAF and 2012-SART3 for the year ended September 30, 2012 was $17.8 million and interest paid for the CRL SAF for the year ended September 30, 2011 was $9.2 million.

The 2012-SART3 SAF is subject to various triggers, events, or occurrences that could result in early termination. Additionally, the Company is required to maintain a reserve account in accordance with the SAF agreement. At September 30, 2012, the reserve account was $15.9 million, which is included in Cash and cash equivalents – restricted. Cash collections related to the servicing advance facility but not yet applied as of September 30, 2012 and 2011 were $16.4 million and $13.9 million, respectively, which are included in Cash and cash equivalents – restricted.

(d)	2012-HAART SAF

On September 14, 2012, the Company entered into the $25 million Homeward Agency Advance Funding Trust 2012-1 (2012-HAART SAF), with a maturity date of September 23, 2013, to fund a portion of servicing advances acquired in the MSR and servicing advance asset purchase from JPMorgan Chase Bank, N.A. (see note 12). The 2012-HAART is collateralized by the acquired servicing advances.

(Continued)

29

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

The 2012-HAART is subject to various triggers, events, or occurrences that could result in early termination. Additionally, the Company is required to maintain a reserve account in accordance with the agreement. At September 30, 2012, the reserve account was $0.2 million, which is included in Cash and cash equivalents – restricted. Cash collections related to the servicing advance facility but not yet applied as of September 30, 2012 were $3.3 million, which are included in Cash and cash equivalents – restricted.

(e)	2012-HDART SAF

On September 17, 2012, the Company entered into the $22 million Homeward DSF Advance Revolving Trust 2012-1 (2012-HDART SAF), with a maturity date of December 17, 2012, to fund a portion of the MSRs acquired in the MSR and servicing advance asset purchase from JPMorgan Chase Bank, N.A. (see note 12). The 2012-HDART is collateralized by deferred servicing fee receivables. On December 10, 2012, the Company extended the 2012-HDART SAF maturity date to February 10, 2013.

The 2012-HDART is subject to various triggers, events, or occurrences that could result in early termination. Additionally, the Company is required to maintain a reserve account in accordance with the agreement. At September 30, 2012, the reserve account was $0.4 million, which is included in Cash and cash equivalents – restricted. Cash collections related to the deferred servicing fee receivable but not yet applied as of September 30, 2012 were $0.5 million, which are included in Cash and cash equivalents – restricted.

(f)	Term Loan and Revolver

On August 8, 2012, the Company entered into a $300 million, 5-year Senior Secured Term Loan Facility (the Term Loan) and a $75 million, 3-year Senior Secured Revolving Line of Credit Facility (the Revolver; and collectively, the Facilities). The Term Loan proceeds were used to pay transaction costs and to redeem 292,500 preferred shares at a redemption price of $292.5 million plus accrued preferred share dividends of $2.0 million on August 9, 2012. The Revolver is used for general working capital purposes.

The Term Loan interest rate is LIBOR plus 6.75% and has an amortization of 2.5% on initial principal amount per quarter with mandatory prepayments of 50% of Consolidated Excess Cash Flow (as defined) starting after September 30, 2013. The Revolver interest rate is LIBOR plus 6.25% to 6.75%. Interest paid for the Term Loan for the year ended September 30, 2012 was $2.3 million.

The Term Loan and Revolver are collateralized by a pool of assets including Nonagency MSRs, Agency MSRs, unencumbered servicing advances, unencumbered servicing fee receivables, residual interest in SAFs and other asset types. The covenants and restrictions of the Term Loan limit the Company’s ability to incur additional indebtedness, pay dividends, make certain investments, create liens, or enter into certain transactions with Nonguarantor subsidiaries. The Term Loan is subject to various triggers, events, or occurrences that could result in early termination.

(g)	Seller-Financed Servicing Agreement

As part of the Option One Mortgage Corporation (OOMC) purchase in 2008, the Company entered into a Seller-Financed Servicing Agreement with the Seller. As part of the agreement, the Company assumed responsibility to service advances financed by the Seller. The Company is required to remit 97% of the servicing advance recoveries to the Seller after repayment of the servicing advance against any remaining seller-financed advance balance until the balance has been paid. Payments are due at the beginning of each month based on the average daily balance of aggregate advances. Interest paid for the years ended September 30, 2012 and 2011 was $30 thousand and $0.1 million, respectively.

(Continued)

30

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(h)	Revolving Line of Credit

The Company had a $50 million revolving line of credit agreement with a financial institution. The interest rate was based on one-week LIBOR plus 200 basis points. For the years ended September 30, 2012 and 2011, the Company paid interest of $0.2 million and $0.2 million, respectively. The agreement required that outstanding balances be paid down to zero at least once every sixty days for a minimum of two days. The revolving credit agreement was guaranteed by certain private equity funds that are ultimately controlled by the Parent up to $25.0 million. In connection with the Term Loan transaction, the Revolving Line of Credit was paid in full and closed, and the Parent guaranty was released. The facility is available only for the issuance of Letters of Credit. As of September 30, 2012, facility usage on the Letters of Credit was $5.1 million.

(i)	Warehouse Facilities

$125 million Master Repurchase Agreement

On January 20, 2012, the Company entered into a $75 million Master Repurchase Agreement with a financial institution, with a maturity date of January 18, 2013 that serves as a warehouse facility for funding Mortgage loans held for sale. The Aggregate Transaction Limit is $75 million, of which $1 million is available on a committed basis and $74 million is available on an uncommitted basis. On March 6, 2012, the Company entered into a $50 million Temporary Increase of the uncommitted portion of the Aggregate Transaction Limit for a total Transaction Limit of $125 million. The Temporary Increase was extended on several occasions and expired on September 30, 2012. On October 1, 2012, the Company amended the Master Repurchase Agreement to increase the Aggregate Transaction Limit to $125 million, of which $1 million is available on a committed basis and $124 million is available on an uncommitted basis.

The Master Repurchase Agreement allows the Company to finance 97.5% of the UPB for a maximum period of 45 days. Interest paid for the year ended September 30, 2012 was $0.9 million under this facility. The transaction does not qualify as a sale of a financial instrument and is treated as a financing arrangement.

The repurchase agreement is subject to various triggers, events, or occurrences that could result in earlier termination. Additionally, the Company was required to maintain a margin account in accordance with the agreement, which is included in Cash and cash equivalents – restricted.

Participation Agreement

On December 22, 2011, the Company entered into a participation agreement with a financial institution with a maturity date of February 28, 2013 that serves as a warehouse facility for funding Mortgage loans held for sale. The financial institution provides financing on an uncommitted basis from $50 million to $90 million. The total capacity is made at the financial institution’s sole discretion. The participation agreement allows the financial institution to acquire a 100% beneficial interest in the underlying mortgage loan. The transaction does not qualify as a sale of a financial instrument and is treated as a financing arrangement. The financial institution earns the stated interest rate of the loan while the loan is financed under the participation agreement. Interest and fees paid for the year ended September 30, 2012 was $1.9 million.

(Continued)

31

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

$250 million Master Repurchase Agreement

On February 3, 2012, the Company entered into a $150 million Master Repurchase Agreement with a financial institution, with a maturity date of February 3, 2013 that serves as a warehouse facility for funding Mortgage loans held for sale. On April 30, 2012 and on May 2, 2012, the Company amended the Master Repurchase Agreement for a temporary increase to $250 million. On June 29, 2012, the Company amended the Master Repurchase Agreement for a permanent increase of the facility to $250 million.

The Master Repurchase Agreement allows the Company to finance 95 – 98% of the UPB for a maximum period of 30 – 45 days (based on type of underlying mortgage loan). The transaction does not qualify as a sale of a financial instrument and is treated as a financing arrangement. Interest and fees paid for the year ended September 30, 2012 was $2.5 million.

The Master Repurchase Agreement is subject to various triggers, events, or occurrences that could result in earlier termination. Additionally, the Company maintains a margin account in accordance with the agreement. At September 30, 2012, the margin account was $4.6 million, which is included in Cash and cash equivalents.

$300 million Master Repurchase Agreement

On July 30, 2012, the Company entered into a $100 million Master Repurchase Agreement with a financial institution, with a maturity date of July 29, 2013 that serves as a warehouse facility for funding Mortgage loans held for sale. On September 11, 2012, the Company amended the Master Repurchase Agreement to increase the facility to $300 million.

The Master Repurchase Agreement allows the Company to finance 98% of the UPB for a maximum period of 60 days (based on type of underlying mortgage loan). The transaction does not qualify as a sale of a financial instrument and is treated as a financing arrangement. Interest and fees paid for the year ended September 30, 2012 was $0.4 million.

The Master Repurchase Agreement is subject to various triggers, events, or occurrences that could result in earlier termination. Additionally, the Company maintains a margin account in accordance with the agreement. At September 30, 2012, the margin account was $1.2 million, which is included in Cash and cash equivalents – restricted.

The Company was in compliance with all debt facility covenants and requirements as of September 30, 2012 and 2011.

(Continued)

32

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(14)	Commitments and Contingencies

The Company conducts its operations in leased facilities. Rental expense at leased facilities was $7.7 million and $6.8 million for the years ended September 30, 2012 and 2011, respectively. The following is a schedule by year of future minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of September 30, 2012 (in thousands):

Year ending September 30:
2013	$6,313
2014	6,438
2015	5,956
2016	5,607
2017	2,368
Thereafter	1,850
$28,532

The Company is involved in various claims and legal proceedings that arise in the ordinary course of business. In view of the inherent difficulty of predicting the outcome of pending legal actions and proceedings, the Company cannot state with certainty the eventual outcome of any such proceedings. Based on current knowledge, management does not believe the liabilities, if any, arising from any ordinary course proceeding will have a material impact on the Company’s consolidated financial position.

Certain whole loan sale contracts with investors such as Fannie Mae and Freddie Mac include provisions requiring Homeward to repurchase a loan if a borrower fails to make certain initial loan payments due to the investor or if the accompanying mortgage loan fails to meet customary representations and warranties. These representations and warranties are made to the investors about various characteristics of the loans, such as manner of origination, the nature, and extent of underwriting standards applied and the types of documentation being provided and typically are in place for the life of the loan. In the event of a breach of the representations and warranties, the Company may be required to either repurchase the loan or indemnify the investor for losses it sustains on the loan. In addition, an investor may request that the Company refund a portion of the premium paid on the sale of mortgage loans if a loan is prepaid within a certain amount of time from the date of sale. The Company records a provision for estimated repurchases and premium recapture on loans sold, which is either charged to gain (loss) on mortgage loans held for sale or provision for loan losses. The reserve for repurchases is included as a component of accounts payable and other liabilities. The current unpaid principal balance of loans sold by Homeward represents the maximum potential exposure to repurchases related to representations and warranties. Reserve levels are a function of expected losses based on actual pending and expected claims, repurchase requests, historical experience, and loan volume. While the amount of repurchases and premium recapture is uncertain, Homeward considers the liability to be adequate. For the year ended September 30, 2012, a provision of $1.5 million was recognized. No provision was recognized for the year ended September 30, 2011, as the loan origination business had not yet commenced operations.

(Continued)

33

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

As of September 30, 2012 and 2011, the Company had a reserve for $5.3 million and $5.4 million, respectively, included in Accounts payable and other liabilities, primarily related to mortgage insurance policies that were erroneously canceled. For the years ended September 30, 2012 and 2011, a recovery of $0.1 million and a provision of $1.2 million, respectively, were recognized. The following table summarizes the activity in the Company’s mortgage insurance reserve for the years ended September 30, 2012 and 2011 (in thousands):

Balance as of September 30, 2010	$4,305
Provision expense recognized	1,215
Net cash paid	(140)
Balance as of September 30, 2011	5,380
Recovery of previous provision expense	(149)
Net cash recovery	42
Balance as of September 30, 2012	$5,273

Prior to the OOMC acquisition, a number of trust level mortgage insurance policies were erroneously auto-canceled. The mortgage insurance company has subsequently reinstated approximately half of the affected population, and the Company continues to work with the mortgage insurance company to reinstate the remaining canceled policies. The Company believes there is no exposure related to the canceled policies.

For one MSR acquisition, the Company assumed the warranties and obligations for the underlying loans that comprise the MSR. The loan repurchase reserve as of September 30, 2012 and 2011 was $25.3 million and $8.1 million, respectively, included in Accounts payable and other liabilities. The reserve is calculated using a model to estimate future loan referrals with historical loss rates applied to determine incurred losses. For the years ended September 30, 2012 and 2011, a provision of $26.3 million and a net recovery of $6.9 million, respectively, were recognized. The following table summarizes the activity in the Company’s loan repurchase reserve for the years ended September 30, 2012 and 2011 (in thousands):

Balance as of September 30, 2010	$27,658
Recovery of previous provision expense	(6,906)
Reserve transfers to repurchased loans held for sale	(7,479)
Net cash paid	(5,127)
Balance as of September 30, 2011	8,146
Provision expense recognized	26,315
Reserve transfers to repurchased loans held for sale	(3,133)
Net cash paid	(6,044)
Balance as of September 30, 2012	$25,284

(Continued)

34

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

The Company is subject to compensatory fees for foreclosures that exceed investor timelines. As of September 30, 2012 and 2011, the Company’s estimated exposure related to loans that have exceeded the investor foreclosure timelines was $6.9 million and $12.5 million, respectively, for which a liability was included in Accounts payable and other liabilities. The following table summarizes the activity in the Company’s reserve for compensatory fees for the years ended September 30, 2012 and 2011 (in thousands):

Balance as of September 30, 2010	$—
Provision expense recognized	12,468
Balance as of September 30, 2011	12,468
Recovery of previous provision expense	(3,259)
Reserve transfers to loans held for sale and charge-offs	(161)
Net cash paid	(2,117)
Balance as of September 30, 2012	$6,931

The Company has obligations to indemnify non-agency investors due to servicing errors or violations of the agency servicing guide. The following table summarizes the activity in the Company’s indemnification reserve for the years ended September 30, 2012 and 2011 (in thousands):

Balance as of September 30, 2010	$—
Provision expense recognized	733
Balance as of September 30, 2011	733
Provision expense recognized	1,987
Reserve transfers to loans held for sale and charge-offs	(17)
Net cash paid	(1,193)
Balance as of September 30, 2012	$1,510

The Company, with other mortgage loan servicers in the industry, has received inquiries from state Attorneys General and other state and federal regulators and officers and legislative committees into its mortgage foreclosure practices and procedures. The Company has responded to these inquiries and has conducted an internal review of its foreclosure practices and procedures. The Company will continue to cooperate with any federal or state inquiries. An estimated loss or range of exposure with respect to these inquiries cannot be made as of the financial statement date. The Company has an open examination with the Multi-State Mortgage Committee (MMC) regarding its mortgage loan servicing and foreclosure practices and procedures. We have participated in discussions with the MMC and plan to implement the attorney general servicing standards reached in settlement with several of the top bank mortgage loan servicers. Our discussions with the MMC are on going and an estimated loss or range of exposure with respect to the examination cannot be made as of the financial statement date.

The Company is a defendant in a lawsuit filed by the state of Texas in which violations of the state’s consumer protection and debt collection acts related to the Company’s customer service and loss mitigation practices are alleged. The case is on hold, by order of the Court, pursuant to a joint request by the parties. The Company believes there will be no loss related to this matter.

(Continued)

35

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

The Department of Housing and Urban Development (HUD) Mortgagee Review Board (MRB) issued a letter to the Company dated December 2, 2011, in which the MRB advised that it was considering taking an administrative action against the Company in connection with the Company’s alleged violation of various HUD and Federal Housing Administration (FHA) requirements pertaining to the Company’s submission of claims for FHA insurance benefits. The Company was alleged, in connection with various loans, to have: (1) Submitted or caused to be submitted false information to HUD; (2) failed to reconcile its portfolio data and allowed HUD records to incorrectly identify the Company as the holder of FHA-insured mortgage loans; and (3) submitted false information to HUD in support of certain claims for FHA insurance benefits and claimed benefits for ineligible holders. The Company has reached a settlement in principle and has agreed to pay HUD $1.2 million as settlement of this issue. The settlement amount was included within Accounts payable and other liabilities at September 30, 2012 and a loss provision was included within General servicing expenses for the year ended September 30, 2012.

(15)	Related-Party Transactions

The Company performed due diligence services on behalf of its Parent and recorded $1.8 million in Other revenues in the consolidated statements of operations for the year ended September 30, 2011. No due diligence services were performed on behalf of the Company’s Parent for the year ended September 30, 2012.

The Company acquired MSRs from third-party mortgage originators that were referred by a portfolio company that is owned by the Parent. The Company has an agreement to pay a commission expense as a percentage of the UPB of the acquired MSRs. During the year ended September 30, 2012, total commission expense of $0.9 million was recorded in General servicing expenses in the consolidated statements of operations. There were no commissions paid to the portfolio company for the year ended September 30, 2011.

The Company serviced loans on behalf of the portfolio company that is owned by the Parent and recognized total subservicing fee income of approximately $45 thousand for the year ended September 30, 2012. No subservicing fee income was recognized for the year ended September 30, 2011.

The Company performed special servicing on a portfolio of loans owned by the Parent and received $0.8 million and $0.9 million of servicing fee income for the years ended September 30, 2012 and 2011, respectively.

During the years ended September 30, 2012 and 2011, PowerLink and Recovco performed valuation and advisory services for the Company and $10.0 million and $12.1 million, respectively, was recorded in General servicing expenses in the consolidated statements of operations.

(16)	Stockholders’ Equity

(a)	Preferred Stock

The Company had authorized 381,900 and 799,400 of Series A preferred shares as of September 30, 2012 and 2011, respectively, and had 141,385 and 558,885 issued and outstanding shares with a par value of $0.0001 per share as of September 30, 2012 and 2011, respectively.

(Continued)

36

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

The rights, preferences, privileges, and restrictions granted to and imposed upon the common stock and the preferred stock are as follows:

Rank

The Series A preferred shares have dividend rights, rights on liquidation, dissolution, and winding up of the affairs of the Company that rank senior to common stock and to all other classes and series of equity securities of the Company and to all other classes and series of equity securities hereafter issued.

Dividend Rights

(i)	The holders of Series A preferred stock will be entitled to receive dividends at an annual rate of $60 per share prior to the payment of any dividends on the common stock. Dividends on the Series A preferred stock are cumulative whether or not earned or declared on a daily basis from the date of issuance and are payable quarterly in arrears on each dividend payment date commencing on January 1, 2008. Dividends in arrears as of September 30, 2012 totaled $2.2 million. There was no dividend amount in arrears at September 30, 2011.

(ii)	The holders of common stock will be entitled to receive dividends after full payment of dividends to the holders of Series A preferred stock.

Liquidation Rights

Holders of Series A preferred stock have a liquidation preference to any payment or distribution on any shares of common stock in the event of liquidation or dissolution. Under the terms of the Amended and Restated Certificate of Incorporation, each share of Series A preferred stock has a liquidation preference of $1,000 per share as adjusted for stock splits, stock dividends, and combinations plus unpaid dividends (Liquidation Preference). If the Company does not have sufficient funds to settle the Liquidation Preference, then the entire available funds and assets, as defined in the Amended and Restated Certificate of Incorporation, are to be distributed among the holders of Series A preferred stock pro rata according to the number of outstanding Series A stock preferred held by each holder. Certain events as defined in the Amended and Restated Certificate of Incorporation could trigger a deemed liquidation for which the Company would then make a special distribution.

Voting Rights

Holders of Series A preferred stock do not have voting rights.

Redemption Rights

The Company may, at any time, at its option, redeem all or any of the outstanding shares of Series A preferred stock at a redemption price equal to the Liquidation Preference payable in cash. Any redemption will be made on a pro rata basis among the holders of the Series A preferred stock according to the number of Series A preferred stock held by each holder.

During the year ended September 30, 2012, the Company redeemed 417,500 of the outstanding shares of Series A preferred stock for $417.5 million.

(Continued)

37

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

Reissuance of Preferred Stock

Under the terms of the Amended and Restated Certificate of Incorporation, no share or shares of preferred stock acquired by the Company by reason of redemption, purchase, conversion, or otherwise can be issued, and all such shares are to be canceled, retired, and eliminated from the shares that the Company is authorized to issue.

(b)	Common Stock

The Company had authorized 1,000,000 shares of common stock and had 372,770 issued and outstanding shares with a par value of $0.0001 per share at September 30, 2012 and 372,762 issued and outstanding shares with a par value of $0.0001 per share at September 30, 2011. Except for the rights provided to the holders of Series A preferred stock or at the discretion of the Board of Directors, only the holders of common stock of the Company will be entitled to voting rights for each share of common stock. The holders of common stock will be entitled to one vote per share.

Common Stock Dividend

No common stock dividends were declared by the Board of Directors or paid during the year ended September 30, 2012.

During the year ended September 30, 2011, the Board of Directors declared and paid the following common stock dividends (amounts in thousands, except share data):

	Dividend per
	share of
Date	common stock	Total dividend
November 30, 2010	67.10	$25,021
May 20, 2011	402.75	150,150
September 15, 2011	134.20	50,028
		$225,199

(c)	Long-Term Incentive Compensation Plan

Effective as of July 31, 2012, the Homeward Long Term Incentive Program and the Homeward Residential Holdings, Inc. Equity and Performance Incentive Plan (the 2012 Equity Plan) were adopted by the Compensation Committee of our Board of Directors and approved by our stockholders. Initially, 35,000 shares of common stock in the aggregate are available for issuance under the 2012 Equity Plan. The 2012 Equity Plan provides for automatic adjustments to the number of shares available for issuance in the event of certain changes to the value of our common stock.

(Continued)

38

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

The 2012 Equity Plan authorizes the award of deferred cash compensation, performance awards, restricted share units (RSUs) and stock appreciation rights (SARs). In general, under the terms of the 2012 Equity Plan, each component will vest, subject to continued employment, over a three-year period, with 66 2⁄3rd of the applicable component vesting over 24 months and the remaining 33 1⁄3rd vesting in an additional 12 months, except that the performance award component is subject to additional performance vesting conditions, as discussed below.

The deferred cash compensation component comprises 20% of the total value of each grant. This component is a fixed amount that is paid in cash upon vesting. The performance award component comprises 40% of the total value of each grant and will be earned to the extent determined by the Compensation Committee, based on the level of achievement of specific return on equity (ROE) goals during the applicable performance period. The RSU component comprises 20% of the total value of each grant. The SARs component comprises 20% of the total value of each grant. Once the award vests, it must be exercised within 10 years from the grant date. The settlement value, as defined in the 2012 Equity Plan, of the performance awards, RSUs, and SARs is paid upon vesting in shares of our common stock based on the share price of the common stock on that date. The RSUs and SARs components contain change in control provisions whereby these awards will fully vest upon a change in control.

The grant date fair value of the RSUs granted in 2012 were determined based on the grant date fair value of the underlying common stock as determined by a third-party specialist through both market and income based approaches. The grant date fair values of the SARs granted in 2012 were measured on the date of grant using the Black-Scholes option pricing model, with the following weighted average assumptions – risk free rate of 0.26%, dividend yield of 0%, expected volatility factor of 40%, and expected life of 2.3 years.

Share-based compensation expense under the Long-Term Incentive Compensation Plan was $2.6 million for the year ending September 30, 2012 and is recorded in Compensation and Benefits. No amount of share-based compensation expense under the Long-Term Incentive Compensation Plan was recognized prior to fiscal year 2012. The Company classifies the deferred cash compensation and performance award components as liabilities in the consolidated balance sheet while the RSUs and SARs are recorded in equity.

A summary of RSUs outstanding as of September 30, 2011 and 2012, and related activity during fiscal 2012, under the Long-Term Incentive Compensation Plan is as follows:

Restricted Stock Units	Units	Weighted Average Grant Date Fair Value
Restricted stock units outstanding at September 30, 2011	—	$—
Granted	4,611	2,184
Vested	—	—
Forfeited	—	—
Restricted stock units outstanding at September 30, 2012	4,611

(Continued)

39

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

As of September 30, 2012, there was $30.2 million of unrecognized compensation cost related to nonvested Long-Term Incentive Compensation Plan arrangements, which was expected to be recognized over a weighted average period of 1.25 years (adjusted for the accelerated vesting based on the expected change in control as discussed in the subsequent events footnote). At September 30, 2012, the number of outstanding RSUs totaled 4,611 shares of common stock, the number of outstanding performance awards was equivalent to 5,671 shares of common stock, and the number of outstanding SARs was equivalent to 7,843 shares of common stock.

(17)	Income Taxes

Components of the Company’s provision for income taxes are as follows for the years ended September 30, 2012 and 2011 (in thousands):

	2012	2011
Current:
Federal	$18,210	30,895
State	2,597	1,474
Foreign	742	516
	21,549	32,885
Deferred:
Federal	8,628	5,530
State	(67)	118
Foreign	36	(1,128)
	8,597	4,520
Income tax expense	$30,146	37,405

Income tax expense differs from the amount determined by applying the statutory federal rate of 35% for the years ended September 30, 2012 and 2011 to earnings before taxes as follows (in thousands):

	2012		2011
		(In		(In
	(In dollars)	percentages)	(In dollars)	percentages)
Income taxes at federal statutory rates	$28,943	35.00%	$37,237	35.00%
State tax, net	1,651	2.00	747	0.69
Other, net	(448)	(0.54)	(579)	(0.53)
Income tax expense	$30,146	36.46%	$37,405	35.16%

(Continued)

40

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

The tax effects of temporary differences that give rise to the Company’s deferred tax assets and liabilities at September 30, 2012 and 2011 are as follows (in thousands):

	2012	2011
Deferred tax assets:
Mortgage servicing rights	$—	2,340
Servicing advance and other reserves	25,770	24,283
Repurchased loans held for sale	2,202	3,654
Bonus accrual	5,291	3,373
Fair value adjustment on interest rate cap	1,544	1,551
Other, net	2,611	2,863
Total deferred tax assets	37,418	38,064
Deferred tax liabilities:
Mortgage servicing rights	9,494	—
Depreciation	1,995	3,528
Prepaid expenses	2,386	2,275
Goodwill	43	9
Investment in partnerships	737	1,732
Other, net	1,493	813
Total deferred tax liabilities	16,148	8,357
Deferred tax asset, net	$21,270	29,707

The Company has determined that a valuation reserve is not required for any of the deferred tax assets since it is more likely than not that these assets will be realized because of tax paid in prior years and future operations will generate sufficient taxable income to realize the deferred tax assets. In assessing the realization of deferred taxes, management believes it is more likely than not that the deferred tax assets will be recognized in future periods through either a tax carryback to the previous two years or the generation of taxable income or the reversal of taxable temporary differences. In assessing the likelihood of the generation of future taxable income, management considered current year results as well as management’s outlook for future taxable income. The outlook was based on current and projected servicing revenue and management’s belief in the ability of the Company to maintain a sufficient level of income over the periods in which the deferred tax assets are deductible.

The Company’s major jurisdiction tax years that remain subject to examination are its U.S. federal tax return and India corporate tax returns for the years ended September 30, 2009 through present.

(Continued)

41

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(18)	Fair Value Measurements

ASC 820, Fair Value Measurements and Disclosures, provides a definition of fair value, establishes a framework for measuring fair value, and requires expanded disclosures about fair value measurements. The standard applies when U.S. GAAP requires or allows assets or liabilities to be measured at fair value and, therefore, does not expand the use of fair value in any new circumstance.

Fair value is estimated through a hierarchy that maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions of what market participants would use in pricing the asset or liability based on the best information available in the circumstances. The fair value hierarchy prioritizes the inputs to valuation techniques into three broad levels where the highest priority is given to Level 1 measurements and the lowest priority to Level 3 measurements. The three levels of the fair value hierarchy under FASB fair value measurements guidance are described as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly.

Level 3: Unobservable inputs for the asset or liability.

Where available, the Company utilizes quoted market prices or observable inputs rather than unobservable inputs to determine the fair value. The degree of management judgment involved in determining fair value of a financial instrument is dependent upon the availability of quoted prices in active markets or observable market parameters. The Company classifies assets in their entirety based on the lowest level of input that is significant to the fair value measurement.

The fair value estimates were based on pertinent information that was available to management as of the respective dates. Furthermore, because active markets do not exist for a significant portion of our financial instruments and other assets and liabilities, management uses present value techniques and other valuation models to estimate the fair values of the financial instruments and other assets and liabilities. These valuation methods require considerable judgment, and the resulting estimates of fair value can be significantly affected by the assumptions made and methods used. Accordingly, the estimates provided herein do not necessarily indicate amounts that could be realized in a current exchange.

(Continued)

42

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

Financial Instruments

The carrying amounts and the estimated fair values of our financial instruments at September 30, 2012 and 2011 are as follows (in thousands):

		2012		2011
		Carrying	Fair	Carrying	Fair
	Level	value	value	value	value
Financial assets:
Servicing fees and income receivable, net (1)	3	$160,666	160,666	155,143	155,143
Servicing advances and related assets, net (1)	3	2,214,034	2,214,034	2,681,611	2,681,611
Mortgage loans held for sale	2	547,631	547,631	—	—
IRLCs	2	19,226	19,226	—	—
Interest rate swaps	2	5,756	5,756	—	—
Forward MBS trades	1	1,236	1,236	—	—
U.S. Treasury futures	1	493	493	—	—
Interest rate caps	2	225	225	1,151	1,151
Repurchased loans held for sale	3	2,923	2,923	5,342	5,342

		2012		2011
	Level	Carrying value	Fair value	Carrying value	Fair value
Financial liabilities:
Forward MBS trades	1	$19,457	19,457	—	—
Short-term debt (1)	3	$2,128,352		1,111,648
Long-term debt (1)	3	661,891		1,199,370
Total debt		$2,790,243	2,796,050	2,311,018	2,301,657

(1) Financial instruments disclosed, but not carried at fair value.

For all remaining financial assets and liabilities (i.e., cash and cash equivalents and accounts payable) not included in the table, carrying value approximates fair value.

The following describes the methods and assumptions used in estimating fair value for financial assets and liabilities:

Servicing Fees and Income Receivable, Net

The carrying value of servicing fees and income receivable generally approximates fair value due to the relatively short period of time between their origination and realization.

Servicing Advances and Related Assets, Net

Servicing advances are valued at their carrying amounts as they have no stated maturity, are generally realized within a relatively short period of time and do not bear interest.

(Continued)

43

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

Derivative Instruments

Derivative instruments are entered into in the ordinary course of business to manage our exposure to changes in interest rates. See note 6, “Derivative Instruments and Hedging Activities,” for additional information regarding derivative instruments.

Interest rate lock commitments (IRLCs) represent an agreement to purchase loans from a third-party originator, or an agreement to extend credit to a mortgage applicant, or an agreement to sell a loan to investors, whereby the interest rate is set prior to funding. IRLCs are classified within Level Two of the valuation hierarchy as the primary component of the price is obtained from observable values of mortgage forwards for loans of similar terms and characteristics. Fair value amounts of IRLCs are adjusted for expected “fallout” (locked pipeline loans not expected to close), using models that consider cumulative historical fallout rates and other factors.

The Company enters into derivative contracts including interest rate swaps, U.S. Treasury futures and forward contracts to hedge against the effects of changes in the fair value of MSRs. The fair value of interest rate swaps is based upon projected short-term interest rates and volatility based on published market based sources. Interest rate swaps are classified within Level two of the valuation hierarchy. Futures and forwards contracts are actively traded in the market, thus they are classified within Level One of the valuation hierarchy.

Interest rate caps were purchased to minimize future interest rate exposures on the variable rate debt issued in our servicing advance facilities from increases in one-month LIBOR interest rates. Fair value for interest rate caps is based on counterparty market prices and adjusted for counterparty credit risk and classified within Level two of the valuation hierarchy.

Repurchased Loans Held for Sale

Repurchased loans held for sale are reported at the lower of cost or fair value. The majority of the loans held for sale are nonperforming for which the fair value is determined based on the underlying collateral of the loan, less costs to sell, as the loans are collateral dependent. The collateral valuations use observable and unobservable inputs, adjusted for various considerations such as market conditions, economic and competitive environment, and other assets with similar characteristics (e.g., type, location, etc.) that, in management’s opinion, reflect elements a market participant would consider.

Mortgage Loans Held for Sale

Mortgage loans held for sale are subject to changes in fair value due to fluctuations in interest rates from the closing date through the date of the sale of the loan into the secondary market. Loans held for sale are classified within Level two of the valuation hierarchy as the primary component of the price is obtained from observable values of mortgage forwards for loans of similar terms and characteristics. The Company has the ability to access this market and it is the market into which conforming mortgage loans are typically sold.

(Continued)

44

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

Debt

The fair value of debt is approximated by the present value of the contractual cash flows discounted by the weighted average yield for term and variable noteholders on our recent SAF refinancing discussed in note 13 and classified within Level three of the valuation hierarchy.

The following tables set forth the assets and liabilities measured at fair value for the years ended September 30, 2012 and 2011, categorized by input level and frequency of measurement within the fair value hierarchy (in thousands):

	Carrying				Total gains
	value	Level 1	Level 2	Level 3	(losses)
Year ended September 30, 2012:
Measured at fair value on a recurring basis:
Assets:
Mortgage servicing rights, carried at fair value	$66,360	—	—	66,360	(19,252)
Mortgage loans held for sale	547,631	—	547,631	—	30,942
IRLCs	19,226	—	19,226	—	19,226
Interest rate swaps	5,756	—	5,756	—	7,423
Forward MBS trades	1,236	1,236	—	—	2,647
U.S. Treasury futures	493	493	—	—	95
Interest rate caps	225	—	225	—	1,453
Liabilities:
Forward MBS trades	19,457	19,457	—	—	(19,457)
Measured at fair value on a nonrecurring basis:
Assets:
Mortgage servicing rights, carried at amortized cost	53,039	—	—	53,039	3,369
Repurchased loans held for sale	2,904	—	—	2,904	(879)
					$25,567

(Continued)

45

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

	Carrying value	Level 1	Level 2	Level 3	Total gains (losses)
Year ended September 30, 2011:
Measured at fair value on a recurring basis:
Assets:
Mortgage servicing rights, carried at fair value	$4,331	—	—	4,331	(240)
Interest rate caps	1,151	—	1,151	—	(4,927)
Measured at fair value on a nonrecurring basis:
Assets:
Mortgage servicing rights, carried at amortized cost	56,976	—	—	56,976	2,022
Repurchased loans held for sale	4,840	—	—	4,840	2,551
					$(594)

The following describes the fair value hierarchy classification and additional information on nonfinancial instrument assets and liabilities presented in the table above:

Mortgage Servicing Rights

MSRs carried at amortized cost for the years ended September 30, 2012 and 2011 is net of a valuation allowance for impairment of $16.9 million and $20.3 million, respectively. The carrying value of the impaired stratum, net of the valuation allowance, was $53.0 million and $57.0 million for the years ended September 30, 2012 and 2011, respectively. The estimated fair value exceeded carrying value for all other strata for the years ended September 30, 2012 and 2011.

Changes in the fair value of MSRs carried at fair value are reported in the period in which the change occurs. MSRs carried at fair value are classified within Level 3 of the valuation hierarchy due to the use of significant unobservable inputs and the inactive market for such assets. Fair value of MSRs is sensitive to changes in unobservable inputs, as a change in those inputs to a different amount might result in significantly higher or lower fair value measurement. Significant unobservable inputs include mortgage prepayment speeds, constant default rates, discount rates, servicing advances, and delinquency. See note 5 for additional information on MSRs carried at fair value and required Level Three rollforward.

Repurchased Loans Held for Sale

The Company classifies its fair value measurement for these assets as Level 3 as the inputs that are most significant to the fair value measurements are principally derived from assumptions and inputs that are corroborated by little or no observable market data.

(Continued)

46

HOMEWARD RESIDENTIAL HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2012 and 2011

(19)	Subsequent Events

On October 3, 2012, our Parent entered into a merger agreement (Merger Agreement) with Ocwen Financial Corporation (Ocwen) pursuant to which Homeward and its subsidiaries will become a wholly owned subsidiary of Ocwen (the Merger). The Merger Agreement provides for a purchase price of approximately $750 million, comprised of approximately $588 million in cash and $162 million in Ocwen convertible preferred stock for all of the outstanding stock of Homeward. The completion of the Merger remains subject to various conditions, including receipt of certain regulatory approvals and other customary closing conditions. The Merger Agreement may be terminated under certain circumstances, including by mutual consent of Ocwen and Homeward or by either Ocwen or Homeward if the close of the transaction has not occurred by December 31, 2012 (with an option by either party to extend to March 31, 2013). Homeward expects the Merger to be completed during December 2012.

In December 2012, the Company reached a settlement under a confidential agreement with one of its former service providers related to certain indemnity claims surrounding foreclosure services that resulted in losses by the Company in previous years. The settlement resulted in a payment to the Company under the confidential settlement agreement that will be recognized as a gain in December 2012.

The Company has evaluated subsequent events from the balance sheet date through December 21, 2012, the date at which the financial statements were available to be issued, and determined that there are not other items to disclose.

47